Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-45116), Form S-4 (No. 333-48700) and Form S-8 (No.’s 33-89862, 33-89864, 333-76245, 333-84583, 333-37154, 333-76728, 333-124880 and 333-125836) of Plexus Corp. of our report dated November 30, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Milwaukee, WI
November 30, 2006